UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 19, 2007
Date of Report

June 15, 2007
(Date of Earliest Event Reported)

SOUTH SEA ENERGY CORP.
(FORMERLY HENLEY VENTURES INC.)
(Exact name of Registrant as Specified in its Charter)

Nevada	333-122449	98-0359930
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3rd Floor - 830 West Pender Street
Vancouver, British Columbia
Canada
V6C 1J8
(Address of Principal Executive Offices)

Tel: 604-689-6991
(Registrant's Telephone Number)

Henley Ventures Inc.
3rd Floor - 830 West Pender Street
Vancouver, British Columbia
Canada
V6C 1J8
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2007, South Sea Energy Corp. (the “Registrant”) signed a Letter of Intent (the "Letter of Intent") with CBM Development Corp.

CBM Development Corp. is a party to a participation agreement (the "Participation Agreement") dated January 17, 2007 amongst itself, Ephindo-Ilthabi CBM Holding Inc. and Far East Methane, LLC concerning participation in a coal bed methane project in East Kalimantan, Indonesia (the "CBM Project").

Under the terms of the Letter of Intent, CBM Development Corp. ("CBM") and the Registrant agree to act towards, on or before July 1, 2007, entering into a definitive material agreement whereby the Registrant would pay a refundable fee of $100,000 to CBM in exchange for CBM assigning all of its interest in the Participation Agreement to the Registrant (the “Definitive Agreement”).

The parties to the Letter of Intent have thirty (30) days to conduct due diligence on the business and affairs of each other and on the status of the CBM Project, and agree to close the transaction on or before July 30, 2007 or as otherwise agreed upon.

The Letter of Intent further provides that the Definitive Agreement would contain customary representations and warranties, covenants and a number of conditions to closing, including receipt by the Registrant of satisfactory legal opinions regarding the CBM project and receipt of any information regarding the CBM Project that would be required by the Registrant to comply with disclosure requirements under the Securities Exchange Act.

For more information, see Letter of Intent attached hereto as Exhibit 10.1.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 15, 2007, South Sea Energy Corp. (the “Registrant”) issued a total of 5,548,000 shares of its common stock at $0.01 per share for cash proceeds of $55,480 to foreign accredited investors. The issuance was made pursuant to exemptions from registration available under Regulation S of the Securities Act.

     On June 15, 2007, in accordance with the Letter of Intent, the Registrant agreed to sell and issue in the aggregate 26,000,000 shares of its common stock for $0.001 to Alan Charuk, Harvey Price, Charles Bloomquist and James Charuk for their appointment as officers and directors of the Registrant, as more fully described under Item 5.20 below. The shares of common stock were offered and sold by us in reliance on Section 506 of Regulation D and Regulation S of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Sam Hirji has resigned as President and Director of the Registrant, effective June 15, 2007.

Terry Heard has also resigned as a Director of the Registrant, effective June 15, 2007.

(c)(i) Effective June 15, 2007 and in accordance with the Letter of Intent, Alan Charuk was appointed as President and Chairman of the Board of Directors of the Registrant.

Mr. Alan Charuk, age 53, is a resident of Vancouver, Canada and is a graduate of Acadia University in eastern Canada.

From 2000-2002 Mr Alan Charuk served as the President of Consolidated Agarwal Resources Ltd.

From 2002-2004 Mr. Charuk served as Executive Vice President for Norwood Resources Ltd., a reporting issuer.

Since 2004 has worked as a self-employed management consultant and a partner of Armor Capital Partners Inc., a reporting issuer.

In consideration for Mr. Charuk’s appointment as President and to the Board and in accordance with the Letter of Intent, the Registrant will sell and issue 20,000,000 shares of the Registrant’s common stock to Mr. Charuk at $0.001 per share. It is contemplated by the parties to the Letter of Intent that in the Definitive Agreement Mr. Charuk will agree to allow the Registrant to repurchase the aforementioned shares at $0.001 per share in the event the transaction described in the Definitive Agreement does not close on or before July 30, 2007.

Mr. Charuk is a principal shareholder and officer of CBM Asia Development Corp., a party to the Letter of Intent. During the last fiscal year Mr. Charuk has not been a party to any other transactions or proposed transactions, to which the Registrant is or was to be a party, in which Mr. Charuk would have a direct or indirect material interest. Except for James Charuk, Mr. Charuk’s brother, as described below, Mr. Charuk has no family relationships with any director or executive officer of the Registrant, or persons nominated or chosen by the Registrant to become directors or executive officers.

(ii) Effective June 15, 2007, and in accordance with the Registrant entering into the Letter of Intent, Harvey Price, Charles Bloomquist and James Charuk were appointed as Directors of the Registrant.

Dr. Harvey Price, age 71, is a resident Sugar Land, Texas and has a Ph.D. in Mathematics from Case Western Reserve University, as well as a BSc. and an MSc. in Engineering Physics from Cornell University.

A reservoir engineer with over 40 years experience, Dr. Price most recently finished a gas utilization study for Norwood Resources, a company expecting to find major natural gas reserves offshore Nicaragua. He also recently finished a project where he provided reservoir engineering expertise to Japan Drilling in connection with a gas hydrate project in the Nankai-Trough off the coast of Japan. Further, Dr. Price is actively involved in producing natural gas from the Chattanooga Shale in Tennessee. He previously managed XCL's coalbed methane activities in China and provided consulting services to other independent companies. Prior to this, Dr. Price managed a coalbed methane project for McCormick Energy in Poland.

Dr. Price has had his own consulting business, Harvey S. Price Enterprises, since 1982.

Dr. Price is a member of the American Mathematical Society and is a member of the Society of Petroleum Engineers. He is also a member of the Society of Petroleum Engineers Cedric K. Ferguson and Sigma Xi.

In consideration for Dr. Price’s appointment to the Board and in accordance with the Letter of Intent, the Registrant will sell and issue 500,000 shares of the Registrant’s common stock to Dr. Price at $0.001 per share. It is contemplated by the parties to the Letter of Intent that in the Definitive Agreement Dr. Price will agree to allow the Registrant to repurchase the aforementioned shares at $0.001 per share in the event the transaction described in the Definitive Agreement does not close on or before July 30, 2007.

Dr. Price is an affiliate of CBM Asia Development Corp., a party to the Letter of Intent. During the last fiscal year Dr. Price has not been a party to any other transactions or proposed transactions, to which the Registrant is or was to be a party, in which Dr. Price would have a direct or indirect material interest. Dr. Price has no family relationships with any director or executive officer of the Registrant, or persons nominated or chosen by the Registrant to become directors or executive officers.

Mr. James Charuk, age 51, is a resident of Sugar Land, Texas and has a BSc. in Geology from Mount Allison University and more than 20 years experience in oil and gas exploration and production.

Since 2004, James Charuk has been the Executive Vice President of Exploration of Norwood Resources Ltd., providing key technical management to the exploration team.

From 2002-2004 James Charuk served as a Director and Head of Exploration for Consolidated Agarawal Resources.

In consideration for Mr. James Charuk’s appointment to the Board and in accordance with the Letter of Intent, the Registrant will sell and issue 5,000,000 shares of the Registrant’s common stock to Mr. James Charuk at $0.001 per share. It is contemplated by the parties to the Letter of Intent that in the Definitive Agreement Mr. James Charuk will agree to allow the Registrant to repurchase the aforementioned shares at $0.001 per share in the event the transaction described in the Definitive Agreement does not close on or before July 30, 2007.

Mr. James Charuk is an affiliate of CBM Asia Development Corp., a party to the Letter of Intent. During the last fiscal year Mr. James Charuk has not been a party to any other transactions or proposed transactions, to which the Registrant is or was to be a party, in which Mr. James Charuk would have a direct or indirect material interest. Except for Alan Charuk, Mr. James Charuk’s brother, as described above, Mr. James Charuk has no family relationships with any director or executive officer of the Registrant, or persons nominated or chosen by the Registrant to become directors or executive officers.

Mr. Charles Bloomquist, age 59, is a resident of Denver, Colorado and has a BSc. in Petroleum Engineering from the Colorado School of Mines and is a Registered Professional Engineer in the State of Colorado. Charles Bloomquist has more than 30 years of experience in the oil and gas industry.

Since 1985 Charles Bloomquist has been the President of Resource Consulting International, Inc. and has been responsible for the executive management of the company, as well as engineering and project management engagements both domestic (US).

Since 2002 Charles Bloomquist has been the President of RCI Indonesia, Inc. and has managed that company's pursuit of coalbed methane exploration and exploitation projects in Indonesia.

In consideration for Mr. Bloomquist’s appointment to the Board and in accordance with the Letter of Intent, the Registrant will sell and issue 500,000 shares of the Registrant’s common stock to Mr. Bloomquist at $0.001 per share. It is contemplated by the parties to the Letter of Intent that in the Definitive Agreement Mr. Bloomquist will agree to allow the Registrant to repurchase the aforementioned shares at $0.001 per share in the event the transaction described in the Definitive Agreement does not close on or before July 30, 2007.

Mr. Bloomquist is an affiliate of CBM Asia Development Corp., a party to the Letter of Intent. During the last fiscal year Mr. Bloomquist has not been a party to any other transactions or proposed transactions, to which the Registrant is or was to be a party, in which Mr. Bloomquist would have a direct or indirect material interest. Mr. Bloomquist has no family relationships with any director or executive officer of the Registrant, or persons nominated or chosen by the Registrant to become directors or executive officers.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In accordance with the Registrant’s current business plan as further described in Letter of Intent disclosed in Item 8.01 hereto, the Registrant amended its Articles of Incorporation on June 12, 2007 changing its name from “Henley Ventures Inc. to “South Sea Energy Corp.”

The text of the Registrant’s amendment to its Articles of Incorporation reflecting the name change is attached as Exhibit 3.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	3.1	Amendment to Articles filed with Nevada Secretary of State

	10.1	Letter of Intent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH SEA ENERGY CORP.
(formerly Henley Ventures Inc.)

By: /s/ Dennis Mee
Dennis Mee, Director, CFO, Secretary and Treasurer

Dated: June 19, 2007